Exhibit 21.1

Company Name / Business Name	Jurisdiction of Incorporation
150 Black Oak GP Inc	Texas
150 CCM Black Oak Ltd	Texas
Art eStudio Pte. Ltd.	Singapore
BioLife Sugar Inc	Nevada
BMI Capital Partners International Limited	Hong Kong
Coinstreet Partners Investment Pte. Ltd.	Singapore
Coinstreet Partners Pte. Ltd.	Singapore
Crypto Exchange Inc	Nevada
Global BioLife Inc	Nevada
Global BioMedical Inc	Nevada
Global BioMedical Pte. Ltd.	Singapore
Global eHealth Limited	Hong Kong
Global TechFund of Fund Pte. Ltd.	Singapore
Happy Sugar Inc	Nevada
Health Wealth Happiness Pte. Ltd.	Singapore
Health, Wealth & Happiness Inc	Delaware
Heng Fai Enterprises Pte. Ltd.	Singapore
LiquidValue Asset Management Pte. Ltd.	Singapore
Hengfai Business Development Pte. Ltd.	Singapore
Hengfai International Pte. Ltd.	Singapore
Holista Collecth Limited	Australia
HotApp BlockChain Inc	Delaware
HotApp International Limited	Hong Kong
HotApps International Pte. Ltd.	Singapore
HWH International Inc	Delaware
HWH Multi-Strategy Investment Inc	Nevada
HWH World Inc	Delaware
HWH World Pte. Ltd.	Singapore
iGalen International Inc	Delaware
iGalen Inc.	Delaware
Impact BioMedical Inc	Nevada
SeD Ballenger LLC	Delaware
SeD BioLife International Inc	Nevada
SeD BioMedical International Inc	Nevada
SeD Builder LLC	Delaware
SeD Capital Pte. Ltd.	Singapore
SeD Development Management LLC	Delaware
SeD Development USA Inc	Delaware
SeD Home Inc	Delaware
SeD Home International Inc	Delaware
SeD Home Limited	Hong Kong
SeD iHome Pte. Ltd.	Singapore
SeD Intelligent Home Inc	Nevada
SeD Investment Pte. Ltd.	Singapore
SeD Maryland Development LLC	Delaware
SeD Perth Pty Ltd	Australia
SeD Texas Home LLC	Delaware
SeD USA LLC	Delaware
Singapore Construction & Development Pte. Ltd.	Singapore
Singapore Construction Pte. Ltd.	Singapore
Singapore eChainLogistic Pte. Ltd.	Singapore
Singapore eDevelopment Limited	Singapore
Sweet Sense Inc	Nevada